UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 15, 2022

R F INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)
7610 Miramar Road, Bldg. 6000 San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value per share	RFIL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On March 15, 2022, RF Industries, Ltd., a Nevada corporation (the “Company”) entered into a sixth amendment (the “Amendment”) to its lease with 7550 Miramar LLC, a Delaware limited liability company (successor-in-interest to Icon Miramar Owner Pool 2 West/Northeast/Midwest, LLC), as landlord (the “Lease”), under which the Company leases its current principal offices in San Diego, California.

Under the Amendment, the termination date of the Lease was extended such that the Lease shall expire on January 31, 2023. Additionally, under the Amendment, the Company shall pay monthly rental installments of $33,957.40 for the premises during the period from August 1, 2022 through January 31, 2023.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the amendment, a copy of which is filed as Exhibit 10.1, and which is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Sixth Amendment to Lease, by and between RF Industries, Ltd. and 7550 Miramar LLC, dated March 1, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 16, 2022	By:	/s/ Robert Dawson
Robert Dawson
President and Chief Executive Officer